                                                                    Exhibit 99.1




                    CONSENT TO BE NAMED AS A FUTURE DIRECTOR

         Pursuant to Rule 438 under the Securities Act of 1933, the undersigned hereby consents to be named in a Registration Statement on Form S-3 to be filed by Corrections Corporation of America as a person who will be nominated as a director of Corrections Corporation of America at the annual meeting of stockholders on May 14, 1996.

                                                      /s/ R. Clayton McWhorter
                                                      --------------------------
                                                      R. Clayton McWhorter